EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 29, 1996 included in Sunbeam Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
  February 5, 1997